                                                                    EXHIBIT 99.8

                              DISCLOSURE STATEMENT

                                       TO

                     EMPLOYEES, INCLUDING HOLDERS OF OPTIONS

                                  GRANTED UNDER

                                       THE

                 SELSIUS SYSTEMS INC. 1997 STOCK INCENTIVE PLAN

THE TRANSACTION

        GENERAL

        On October 13, 1998, Selsius Systems Inc. (the "Company"), InteCom Inc. ("InteCom"), and Jacques Payer, George O'Brien, George Platt, Jean-Francois Boulin, John Christoph, and Gary Schatzel (collectively, the "Optionholders") entered into a Stock Purchase Agreement pursuant to which (a) InteCom agreed to sell to Cisco Systems, Inc. ("Cisco") all of the Company's Common Stock, par value $.Ol per share ("Common Stock") and Preferred Stock, par value $.01 per share ("Preferred Stock") that it holds of record on the date of sale (the "Closing Date") and (b) the Optionholders agreed to convert all options held by them on the Closing Date into Common Stock and to sell such Stock to Cisco. Messrs. Payer, Platt, and O'Brien hold options granted under the Selsius Systems Inc. Director Stock Option Plan (the "Director Plan"). Messrs. Boulin, Christoph, and Schatzel hold options granted under the Selsius Systems Inc. 1997 Stock Incentive Plan (the "Employee Plan"). In this Disclosure Statement, the options granted to Messrs. Payer, Platt, and O'Brien are referred to as the "Director Options"; the options granted to Messrs. Boulin, Christoph, and Schatzel are referred to as the "NonEmployee Options"; and all other options granted under the Employee Plan are referred to as the "Employee Options." The Common Stock and Preferred Stock are collectively referred to as the "Stock" and the sale of the by the holders thereof to Cisco pursuant to the Stock Purchase Agreement is herein called the "Transaction."

        DIRECTOR OPTIONS AND NON-EMPLOYEE OPTIONS

        All of the Director Options and the Non-Employee Options will vest as of the Closing Date and the holders thereof will convert such Options into Common Stock and sell such Common Stock to Cisco in the Transaction for the price set forth below in "Employee Options" - "Employees who elect not to continue employment with the Company after the Closing.

        EMPLOYEE OPTIONS

        Continuing Employees. Each Company employee (an "Employee") who elects to continue his or her employment with the Company after the Closing (each a "Continuing Employee") must execute the waiver agreement in the form attached hereto as Exhibit A (the "Waiver"). Cisco will assume each vested and unvested Employee Option that Continuing Employees hold on the Closing Date. Each of the Employee Options that Cisco assumes will continue to have, and to be subject to, the terms and conditions set forth in, the Employee Plan and the award pursuant to which the Company granted the



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Employee Options to its employees (the "Award"), except that (1) the Transaction will not accelerate the exercisability or vesting of any Employee Options for which the Company receives a Waiver; (2) Cisco will exchange each Employee
Option for a Cisco option (a "New Option") exercisable for that number of whole shares of Cisco Common Stock equal to the product of the number of shares of Common Stock that were issuable upon exercise of such Employee Option immediately prior to the Closing Date multiplied by the Exchange Ratio (as defined below) and rounded down to the nearest whole number of shares of Cisco Common Stock; and (3) the per share exercise price for the shares of Cisco
Common Stock issuable upon exercise of each New Option will be equal to a quotient determined by dividing the exercise price per share of Common Stock at which such option was exercisable immediately prior to the Closing Date by the Exchange Ratio, rounded up to the nearest whole cent. The Exchange Ratio will be the quotient derived by dividing the Option Component by the aggregate number of Employee Options outstanding on the Closing Date. The Option Component is the number derived by (1) multiplying $140,000,000 by a fraction, the numerator of which is the number of shares of Common Stock underlying the Employee Options outstanding on the Closing Date and the denominator of which is the number of shares of Common Stock underlying the Employee Options on the Closing Date plus the number of shares of Common Stock and Preferred Stock outstanding on the Closing Date and (2) dividing the amount determined pursuant to subparagraph (1) by the average of the closing prices for a share of Cisco Common Stock as quoted on the NASDAQ National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the Closing Date. Within 20 business days after the Closing Date, Cisco will issue to each Continuing Employee a document in appropriate form evidencing Cisco's assumption of such Employee's Employee Options.

        Cisco has advised the Company that if Cisco or the Company terminates a Continuing Employee's employment "Without Cause" at any time following the Closing, all of such Employee's New Options that had not previously vested will automatically vest in full and all of such Employee's New Options will be immediately exercisable (a "Special Acceleration"). The Special Acceleration will apply only to the New Options that Cisco assumes in the Transaction and not to any options that Cisco grants to Continuing Employees in the future. A termination for "Cause" means a termination for any of the following reasons:
(a) the Continuing Employee's failure to perform satisfactorily the duties of his or her position after receipt of a written warning; (b) the Continuing Employee's misconduct; (c) the Continuing Employee's conviction of a crime; (d) the Continuing Employee's commission of an act of fraud against, or the misappropriate of property belong to, Cisco or the Company; (e) the Continuing Employee's material breach of his employment agreement with the Company or Cisco or of any confidentiality or proprietary information agreement between the Continuing Employee and Cisco or the Company. A termination "Without Cause" means a termination for any other reason. A Continuing Employee will not be entitled to a Special Acceleration if he or she resigns from his or her employment for any reason or if Cisco or the Company terminates such Employee's employment "For Cause."

        Non-Continuing Employees. All of the Employee Options held by Employees who elect not to continue employment with the Company after the Closing (the "Non-Continuing Employees") will vest as of the Closing Date. Each Non-Continuing Employee will be required to exercise, on or prior to the Closing Date, his or her Employee Options in accordance with the Award pursuant to which the Company granted such Options to him or her (including the payment of the exercise price) and sell the Common Stock that such Employee receives in such exercise to Cisco on the Closing Date. Each Non-Continuing Employee will be required to signify his/her consent to sell by executing and delivering to Cisco an Election Not to Participate and Agreement to Sell in the form attached hereto as Exhibit B. The price for each share of Common Stock that the Cisco will pay to Non-Continuing Employees will be equal to (a) $140,000,000 divided by (b) the sum of the number of shares of Stock outstanding on the Closing Date plus the number of shares of Common Stock underlying the Employee Options outstanding on the Closing and held by Continuing Employees.



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EMPLOYEE RIGHTS UNDER THE PLAN

        The following information is being provided to assist the Employee in making a decision as to whether to waive his/her rights under the Plan. The Company will make a full copy of the Plan available to the Employees upon request. Any Employee who desires to review the entire Plan should contact Sam Swann at 972.855.8482.

        The options granted to an Employee under the Plan vest according to the vesting schedule attached to the Award. Each Award provides that, in addition to the vesting schedule set forth in the Award (a) the options will become fully vested and exercisable during the Option Period (as defined below) if and when the Employee option holder retires on or after age 65 or if a Change in Control (as defined below) occurs after the 12th month following the grant date of the option; and (b) a percentage of the Employee holder's options will vest if a Change in Control occurs before the 12th month following the grant date. This percentage is to be computed by dividing the number of months elapsing between the grant date and the Change in Control date by 12. An Employee may exercise his Vested Options by complying with the Terms and Conditions attached to his Award.

        "Option Period" means the period that commences on the option grant date and ends on the earlier of (a) the tenth anniversary of the grant date; and (b) the later to occur of (i) 30 days following the date upon which the Employee holder ceases to provide services to the Company or any subsidiary or any affiliate for any reason other than retirement at age 65, death, or disability and (ii) 12 months following the date upon the Employee holder ceases to provide services to the Company or any subsidiary or affiliate due to death or disability, provided that in all cases the option may be exercised as to no more than the Vested Options determined pursuant to the vesting schedule. A "Change in Control" will be deemed to occur, among other things, on the date upon which the Company's stockholders approve an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary).

CONDITIONS PRECEDENT TO CLOSING

        The conditions described in this Section are among those conditions that must be satisfied on or prior to the Closing.

        1. At least 90% of all current Company employees (each an "Employee") performing technical functions and at least 80% of all holders of options granted under the Employee Plan, other than the Non-Employee Options, must execute the Waiver attached hereto. (Up to 20% of the Employees participating in the Employee Plan (including 10% of the Employees performing technical functions) may elect not to execute the Waiver and not become Cisco employees.)

        2. Each Non-Continuing Employee must (a) execute the Election Not to Participate and Agreement to Sell attached hereto as Exhibit B, (b) exercise all of his or her Employee Options in accordance with his/her Award, and (c) sell the Common Stock received upon exercise of his/her Employee Options to Cisco on the Closing Date.

        If these conditions are not satisfied, Cisco will not acquire Stock from any holder thereof, the Closing will not occur; no Director Options, Non-Employee Options, or Employee Options will accelerate; and the Director Plan and the Employee Plan will remain in effect as if the parties had never entered into the Stock Purchase Agreement. Likewise, the Plans will remain in effect as if the parties had never entered into the Stock Purchase Agreement if the Closing does not occur for any other reason,



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including the failure of Messrs. Tucker, Platt, Hahn, Sanders, and Alexander to
enter into employment agreements with Cisco.

OTHER REQUIREMENTS

        As part of the Employee's obligations to the Company and to InteCom, on or before the Closing Date (a) each Employee who was previously an InteCom employee must execute and deliver to the Company the Departing Employee Certificate section of the document entitled "InteCom Employee's Covenant To Protect Proprietary Information" and (b) each Employee must execute and deliver to the Company the Selsius Employee's Covenant to Protect IiiteCom Proprietary Information in the form attached hereto.

TAX CONSEQUENCES

It is the intention of the parties that the Employee Options that Cisco assumes will qualify, to the maximum extent permissible following the Closing Date, as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, to the extent such options qualified as incentive stock options prior to the Closing Date. Each Employee participant should consult his/her own tax counsel or accountant to determine the tax effect of the Waiver upon the Employee.

PROCEDURE

        A. If you agree to (1) become a Continuing Employee, (2) waive your rights to accelerated vesting of your options upon a Change in Control, and (3) exchange your Employee Options for New Options as described under "TRANSACTION," in lieu of all rights that you may have under the Plan and your Award, you must complete, date, and execute the following documents and return them to Sam Swann on or prior to October 31, 1998:

        (1)     the Waiver Agreement in the form attached hereto;

        (2) a Departing Employee Certificate in the form attached here if you were previously an InteCom employee; and

        (3) the Selsius Employee's Covenant to Protect InteCom Proprietary Information attached hereto.

        B. If you elect to become a Non-Continuing Employee, you must complete, date, and execute the following documents and return them to Sam Swann on or prior to October 31, 1998:

        (1) the Election Not to Participate and Agreement to Sell in the form attached hereto;

        (2) a Departing Employee Certificate in the form attached here if you were previously an InteCom employee; and

        (3) the Selsius Employee's Covenant to Protect InteCom Proprietary Information attached hereto.

Dated October 13, 1998



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




                                                                       EXHIBIT A

                                WAIVER AGREEMENT

        I, ____________________________ (the "Employee"), hereby represent and warrant to Selsius Systems Inc. (the "Company") and its affiliates that:

        1. I am a participant in the Selsius Systems Inc. 1997 Stock Incentive Plan (the "Plan").

        2. 1 have been given the opportunity to review the Plan and been provided with a copy of the award and terms and conditions pursuant to which the Company granted options to me under said Plan (the "Award").

        3. The number of options that I now hold and each date upon which the Company granted such options to me are set forth on Schedule A hereto. The options identified on Schedule A and any that may be granted to me prior to the Closing are herein referred to as the "Options."

        4. The Company has informed me that Cisco Systems Inc. ("Cisco") desires to acquire all of the Company's capital stock from the holders thereof.

        5. 1 have received and have read the Selsius Systems Inc. Disclosure Statement to Holders of Options Granted under the Plan, dated October 13, 1998 (the "Disclosure Statement") and have either discussed the same with my counsel or determined not to do so.

        6. In entering into this Waiver Agreement, I have relied solely upon the Disclosure Statement and have not relied upon any oral statements made to me by any Employee of the Company or affiliate of the Company or Cisco.

        7. 1 have the capacity to enter into this Agreement and to perform my obligations hereunder.

        8. Words and terms used herein and not defined shall have the meanings ascribed to them in the Disclosure Statement.

                                   Agreements

        In partial consideration of (a) my receipt from Cisco of an offer of continued employment and (b) Cisco's promise to exchange my Options for New Options as described in the Section entitled "THE TRANSACTION" in the Disclosure
Statement:

A. I agree to waive the vesting acceleration provisions of the Plan and the Award on my outstanding Options. By this waiver I acknowledge my understanding that my Options will not become fully vested or become exercisable upon a Change in Control (as defined in Section 2.7(a) of the Plan), whether under the Award or the Plan.

B. I agree that Cisco will assume each of the Options, whether vested or unvested, that I hold on the Closing Date. Each of my Options that Cisco assumes will continue to have, and to be subject to, the terms and conditions set forth in, the Plan and the Award, except that (1) the

Waiver Agreement


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        exercisability or vesting of my Options will not accelerate upon the
        Closing of the Transaction; (2) Cisco will exchange each of my Options for a Cisco option (a "New Option") exercisable for that number of whole shares of Cisco Common Stock equal to the product of the number of shares of Common Stock that were issuable upon exercise of my Option immediately prior to the Closing Date multiplied by the Exchange Ratio (as defined below) and rounded down to the nearest whole number of shares of Cisco Common Stock, and (3) the per share exercise price for the shares of Cisco Common Stock issuable upon exercise of each New Option shall be equal to a quotient determined by dividing the exercise price per share of Common Stock at which such option was exercisable immediately prior to the Closing by the Exchange Ratio, rounded up to the nearest whole cent. Within 20 business days after the Closing Date, Cisco will issue to me a document in appropriate form evidencing Cisco's assumption of my Options.

        The Exchange Ratio will be the quotient derived by dividing the Option Component by the aggregate number of Employee Options outstanding on the Closing Date. The Option Component is the number derived by (1) multiplying $140,000,000 by a fraction, the numerator of which is the number of shares of Common Stock underlying the Employee Options outstanding on the Closing Date and the denominator of which is the number of shares of Common Stock underlying the Employee Options on the Closing Date plus the number of shares of Stock outstanding on the Closing Date and (2) dividing the amount determined pursuant to subparagraph (1) by the average of the closing prices for a share of Cisco Common Stock as quoted on the NASDAQ National Market for the ten trading days immediately preceding and ending on the trading day that is three calendar days prior to the Closing Date.

C. This Waiver Agreement will be irrevocable when executed by me and delivered to the Company unless the Closing does not occur prior to December 15, 1998 or such later date upon which the Company and Cisco agree, in which case this Waiver Agreement will be of no force and effect.

D. This Waiver Agreement is for the benefit of the Company, Cisco, InteCom, Lagardere SCA, and their respective affiliates.

E. Capitalized words and terms used herein and not defined shall have the meanings ascribed to them in the Disclosure Statement.

Dated: October 13, 1998

                                       Name:
                                            ------------------------------------

Waiver Agreement

                                   SCHEDULE A

Employee's Name:
                -----------------------

 Date(s) on which the Company
    granted Options to the       Number of Options Granted on              Exercise
    Employee under the Plan                Each Date                        Price
 ----------------------------    ----------------------------              --------







Waiver Agreement

                                                                       EXHIBIT B

                         ELECTION NOT TO PARTICIPATE AND
                                AGREEMENT TO SELL

        I, ____________________________ (the "Employee"), hereby represent and warrant to Selsius Systems Inc. (the "Company") and its affiliates that:

1. I am a participant in the Selsius Systems Inc. 1997 Stock Incentive Plan (the "Plan").

2. I have been given the opportunity to review the Plan and been provided with a copy of the award and terms and conditions pursuant to which the Company granted options to me under said Plan (the "Award").

3. The number of options that I now hold (the "Options") and each date upon which the Company granted such Options to me are set forth on Schedule A hereto.

4. The Company has informed me that Cisco Systems Inc. ("Cisco") desires to acquire all of the Company's capital stock from the holders thereof.

5. I have received and have read the Selsius Systems Inc. Disclosure Statement to Holders of Options Granted under the Plan, dated October 13, 1998 (the "Disclosure Statement") and have either discussed the same with my counsel or determined not to do so.

6. In entering into this Election Not to Participate and Agreement to Sell, I have relied solely upon the Disclosure Statement and have not relied upon any oral statements made to me by any Employee of the Company or affiliate of the Company.

7. 1 have the capacity to enter into this Agreement and to perform my obligations hereunder.

8. Words and terms used herein and not defined shall have the meanings ascribed to them in the Disclosure Statement.

                                   Agreements

        In consideration of the acceleration of all of my outstanding Options:

A. I hereby exercise my Options in accordance with the Award and the Plan immediately prior to the Closing Date.

B. I hereby agree to sell the shares of Common Stock issued upon exercise of the Options to Cisco on the Closing Date. Cisco's obligations to purchase the shares are subject to the conditions set forth in Article VI of the Stock Purchase Agreement.

C. I agree to sell to Cisco, on the Closing Date, the shares of Common Stock that I receive upon exercise of my Options for a price equal to
        (a) $140,000,000 divided by (b) the sum of the number of shares of Stock outstanding on the Closing Date plus the number of shares of




Election Not to Participate            1

        Common Stock underlying the Employee Options outstanding on the Closing and held by Continuing Employees.

D. At the Closing, upon delivery of the certificates representing the shares issued upon exercise of the Options, Cisco will acquire good and marketable title to the shares, free and clear of any lien, pledge, claim, charge, restriction or other encumbrance and with no title defect, and will be entitled to all the rights of a holder of such shares.

E. This Election Not to Participate and Agreement to Sell will be irrevocable when executed by me and delivered to the Company unless the Closing does not occur prior to December 15, 1998 or such later date upon which the Company and Cisco agree. Thereafter this Election Not to Participate and Agreement to Sell will be of no force and effect.

F. This Election Not to Participate and Agreement to Sell is for the benefit of the Company, Cisco, InteCom, Lagardere SCA, and their respective affiliates.

G. Capitalized words and terms used herein and not defined shall have the meanings ascribed to them in the Disclosure Statement.

Dated: October    , 1998

Name:
     ------------------------------




Election Not to Participate            2




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                                   SCHEDULE A

Employee's Name:
                -----------------------

 Date(s) on which the Company
    granted Options to the       Number of Options Granted on              Exercise
    Employee under the Plan                Each Date                        Price
 ----------------------------    ----------------------------              --------



Election Not to Participate